EXHIBIT 32.1

Section 1350 Certifications

                Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Nationwide Financial Solutions, a Nevada corporation (the “Company”), hereby certify that:

                To my knowledge, the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 8, 2005

BY:	/S/ Stephen G. Luke

STEPHEN G. LUKE CHIEF EXECUTIVE OFFICER

BY:	/S/ Darren R. Dierich

DARREN R. DIERICH CHIEF FINANCIAL OFFICER